DREYFUS TAX-EXEMPT CASH MANAGEMENT
Registration No. 811-3954

Item 77-I

On May 22, 2007, the Registrant's Board of Trustees authorized the name change of Dreyfus Tax Exempt Cash Management to Dreyfus Tax Exempt Cash Management Funds, a description of which appears in:

Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Exhibit (a) of Post-Effective Amendment No. 37 to the Registration Statement, filed on July 13, 2007.

On May 22, 2007, the Registrant's Board authorized the issuance of a new series, Dreyfus California AMT Tax-Free Cash Management, (a series of the Registrant), descriptions of which appear in the documents incorporated by reference below:

1. The Prospectuses and Statement of Additional Information, incorporated by reference to the Registrant's Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007;

2. The Registrant's Amended Management Agreement, incorporated by reference to Exhibit (d) of Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007;

3. The Registrant's Amended Distribution Agreement, incorporated by reference to Exhibit (e)(1) of Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007;

4. The Registrant's Shareholder Services Plan, incorporated by reference to Exhibit (h) of Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007;

5. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007; and

6. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 37, to the Registration Statement on Form N-1A, filed on July 13, 2007.